Exhibit 10.17

WAIVER AGREEMENT

This WAIVER AGREEMENT (this “Waiver”) is effective as of January 1, 2018 (the “Effective Date”), by and between GoPro, Inc., a Delaware corporation (the “Company”) and Nicholas Woodman, Chief Executive Officer of the Company (“you”) with respect to the following facts:
WHEREAS, your Employment Agreement (the “Agreement”) provides certain benefits if you resign for Good Reason or for CIC Good Reason, each as defined in your Agreement, upon the occurrence of the certain events or conditions, without your express consent, generally including: (i) a material reduction by the Company in your Base Salary or Target Bonus, and (ii) any action or inaction that constitutes a material breach by the Company of this letter or agreement or any other agreement between the Company and you, or any material breach by the Company of a policy relating to the benefits to which you are entitled, and (iii) following a Change in Control (as defined in the Agreement), in addition to clauses (i) and (ii), a material reduction in your benefits;
WHEREAS, your Base Salary set forth in the Agreement shall be decreased to $1, on an annualized basis, with such decrease to take effect as of the Effective Date, and may therefore alter the terms of your participation in certain benefit plans (collectively, the “Salary Reduction”);
WHEREAS, your Target Bonus set forth in the Agreement shall be decreased to zero, with such decrease to take effect as of the Effective Date (the “Bonus Reduction”);
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, you hereby agree as follows:

1.	There are no circumstances that presently give rise to Good Reason or CIC Good Reason.

2.
For purposes of your Agreement, and for all other purposes (including as to any of your equity awards), the Salary Reduction and the Bonus Reduction (and each of them) shall not constitute Good Reason or CIC Good Reason, and any application of Good Reason or CIC Good Reason shall not consider the decrease to each of your Base Salary (or the associated consequences, including changes in your participation in benefit plans) and your Target Bonus contemplated by this Waiver for one year, beginning on the Effective Date.

3.
You agree and acknowledge that the Salary Reduction is expected to have adverse effects on your participation in certain benefit plans. You agree and acknowledge that these changes will not constitute Good Reason or CIC Good Reason for one year, beginning on the Effective Date.

4.	Neither your Base Salary nor your Target Bonus shall be increased, except with the prior written consent of the Company.

5.
You have no entitlement or expectation (x) that the Salary Reduction and/or the Bonus Reduction will be reversed, (y) that your Base Salary and/or your Target Bonus will increased, or (z) that you will receive any true-up, gross-up, or other similar payment to compensate you, wholly or partially, or directly or indirectly, for the Salary Reduction, the Bonus Reduction and/or the waivers contemplated hereby.

6.
As of immediately following the effectiveness of this Waiver and at all times thereafter, any application of Good Reason or CIC Good Reason shall only be in reference to your Base Salary and Target Bonus as then in effect, notwithstanding anything to the contrary in the Agreement or otherwise in this Waiver.

7.	You have been given the opportunity to consult with a tax and financial advisor with respect to this Waiver and confirm that you accept this Waiver voluntarily and without conditions.

8.
This Waiver shall be subject to California law, without reference to conflict of laws provisions. If one or more provisions of this Waiver are unenforceable, you agree that the other provisions shall be enforced to the maximum extent of applicable law, and the offending provisions shall be renegotiated in good faith by you.

Please acknowledge receipt of this Agreement by signing and returning it to the Company.

[Signature Page to Good Reason Waiver]

GoPro, Inc.,
a Delaware corporation

By:	/s/ Laura Robblee
Name:	Laura Robblee
Title:	VP, People & Places

AGREED AND ACCEPTED:
/s/ Nicholas Woodman
Nicholas Woodman
Date:	1/4/2018

[Signature Page to Good Reason Waiver]